                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 12, 2005


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 1, 2005 Paul Favaro will join Nordstrom, Inc. (the "Company") as Executive Vice President of Strategy and Development. For several years, Mr. Favaro has helped the Company with its strategic planning, first in his capacity as a managing partner of Marakon Associates, and since January 1, 2003, through his own private consulting firm Agilis Inc. Mr. Favaro will continue to provide those and other services to the Company in his new position. The initial terms of Mr. Favaro's employment are set forth in the letter attached hereto as Exhibit 99.1. The following summary is qualified in its entirety by reference to the letter.

The employment arrangement, terminable at-will, provides for Mr. Favaro to receive an annual base salary of $370,000. It also provides for the Company to grant Mr. Favaro a non-qualified stock option to purchase 10,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on Mr. Favaro's first date of employment. That option will vest equally over four years. In addition, the Company will grant Mr. Favaro 5,000 restricted shares vesting equally over five years. Mr. Favaro will also be eligible to participate in the Company's various benefit plans and programs generally available to other executives of the Company.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

       (c) EXHIBITS

99.1  Employment Letter with Mr. Paul Favaro, to be effective on February 1,
2005.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ David L. Mackie
                                                -----------------------
                                                David L. Mackie
                                                Vice President, Real Estate,
                                                and Corporate Secretary

Dated: January 12, 2005

EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION

99.1       Employment Letter with Mr. Paul Favaro, to be effective on
February 1, 2005.